                                                                      EXHIBIT 12

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)

                                                                                         FOR THE SIX MONTHS
                                                                                               ENDED
                                           FOR THE YEARS ENDED DECEMBER 31,                   JUNE 30,
                                   1991       1992       1993       1994       1995       1995       1996
                                ----------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings:
  Income (loss) before income
    taxes (a).................  $   (7,222) $   4,333  $  41,652  $  11,904  $  12,286  $   5,764  $  10,845
  Fixed charges...............      13,757      9,670      8,593      9,522     11,821      6,017      5,556
                                ----------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings......................  $    6,535  $  14,003  $  50,245  $  21,426  $  24,107  $  11,781  $  16,401

Fixed Charges:
  Interest expense (net)(b)...  $   10,358  $   5,983  $   4,887  $   5,773  $   8,052  $   4,185  $   3,606
  One-third rental expense....       3,399      3,687      3,706      3,749      3,769      1,832      1,950
                                ----------  ---------  ---------  ---------  ---------  ---------  ---------
Fixed charges.................  $   13,757  $   9,670  $   8,593  $   9,522  $  11,821  $   6,017  $   5,556

Earnings to fixed charges.....         N/A       1.4x       5.8x       2.3x       2.0x       2.0x       3.0x
Deficiency....................  $   (7,222)        --         --         --         --         --         --
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(a) Before cumulative effects of changes in accounting principles and extraordinary items.

(b) Including amortization of SFAS No. 15 troubled debt restructuring deferred credit and debt financing costs.